As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0362767 (I.R.S. Employer Identification No.)

167 Technology Drive

Irvine, CA 92618

(949) 453-3990

(Address of principal executive offices,

including zip code)

Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan

Lantronix, Inc. 2013 Employee Stock Purchase Plan

(Full titles of the plans)

Kurt Busch

President and Chief Executive Officer

Lantronix, Inc.

167 Technology Drive

Irvine, CA 92618

(949) 453-3990

 (Name, address and telephone number,

including area code, of agent for service)

Copies to:

Kurt E. Scheuerman

Vice President & General Counsel

Lantronix, Inc.

167 Technology Drive

Irvine, California 92618

(949) 453-3990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share:
— To be issued under the Amended and Restated 2010 Stock Incentive Plan	2,743,094 shares (2)	$1.74 (3)	$ 4,772,983.56	$651.03
— To be issued under the 2013 Employee Stock Purchase Plan	1,300,000 shares	$1.48 (4)	$ 1,922,700.00	$262.26

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	The 2,743,094 shares consist of (i) 1,700,000 shares added to the Company’s 2010 Equity Incentive Plan as a result of the approval of the 2010 Amended and Restated Stock Incentive Plan (the “Amended and Restated 2010 Plan”) in November 2012, and (ii) and 1,043,094 shares of Common Stock previously reserved for issuance under the Registrant’s 2000 Stock Plan, which will be available to grant under the Amended and Restated 2010 Plan to the extent that they expire or otherwise terminate without having been exercised in full, or the shares are forfeited to, or repurchased by the Registrant by virtue of their failure to vest.

(3)	In accordance with Rule 457(h), the offering price for the shares to be registered has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) as $1.74 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 6, 2013 (a date within 5 business days prior to the date of filing this Registration Statement).

(4)	Pursuant to the Registrant’s 2013 Employee Stock Purchase Plan (the “ESPP”), which plan is incorporated by reference herein, the purchase price of the shares of Common Stock issued pursuant to the ESPP will be 85% of the lower of the fair market value of the Common Stock on the first trading day of the offering period or on the last day of the purchase period. In accordance with Rule 457(h), the offering price for the shares to be registered has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) as $1.48 per share, which is 85% of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 6, 2013 (a date within 5 business days prior to the date of filing this Registration Statement).

EXPLANATORY NOTE

This Registration Statement is filed with respect to (i) 1,300,000 shares to be issued under the Lantronix, Inc. 2013 Employee Stock Purchase Plan; (ii) 1,700,000 shares added to the Company’s 2010 Equity Incentive Plan as a result of the approval of the 2010 Amended and Restated Stock Incentive Plan (the “Amended and Restated 2010 Plan”) in November 2012, and (iii) 1,043,094 shares of Common Stock previously reserved for issuance under the Registrant’s 2000 Stock Plan, which will be available to grant under the Amended and Restated 2010 Plan to the extent that the related options or otherwise terminate without having been exercised in full, or the shares are forfeited to, or repurchased by the Registrant by virtue of their failure to vest. The shares being registered are in addition to the 1,949,845 shares previously reserved for issuance under the Registrant’s 2000 Stock Plan, which will be available to grant under the Amended and Restated 2010 Plan and were previously registered under the 2010 Plan on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2011 (Registration Statement No. 333-172117).

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PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of this Registration Statement on Form S-8 (the “Registration Statement”) will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to the Registration Statement, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428, the following documents and information previously filed with the Commission:

1. Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, as filed with the Commission on August 30, 2012.

2. Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2012, December 31, 2012, and March 31, 2013, as filed with the Commission on November 1, 2012, January 31, 2013 and May 2, 2013, respectively.

3. Registrant's Current Reports on Form 8-K as filed with the Commission on August 29, 2012, October 22, 2012, November 1, 2012, November 15, 2012, January 31, 2013, March 15, 2013 and May 2, 2013.  The Registrant specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 and/or Item 7.01 of the Registrant’s Current Reports on Form 8-K as filed with the Commission on August 29, 2012, November 1, 2012, January 31, 2013, March 15, 2013 and May 2, 2013.

4. The description of the Registrant's common stock is contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on August 2, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

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ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Kurt E. Scheuerman, who has given his opinion about certain legal matters affecting the shares of the Company’s Common Stock covered by this Registration Statement, is Vice President and General Counsel of the Company and has the right to participate in the Company’s 2013 Employee Stock Purchase Plan and the Amended and Restated 2010 Stock Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.  Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number	Description

4.1	Lantronix, Inc. 2013 Employee Stock Purchase Plan

4.2	Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan

4.3	Form of Stock Option Agreement under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan

4.4	Form of Restricted Stock Unit Award Agreement under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan

5.1	Opinion of Legal Counsel

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

23.2	Consent of McGladrey LLP

23.3	Consent of Legal Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this registration statement)

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ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 9, 2013.

LANTRONIX, INC.
By:	/s/ Kurt Busch
Kurt Busch
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy Whitaker as his/her attorney-in-fact for him/her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Kurt Busch Kurt Busch	President and Chief Executive Officer and a Director (principal executive officer)	May 9, 2013

/s/ Jeremy Whitaker Jeremy Whitaker	Chief Financial Officer (principal financial and accounting officer)	May 9, 2013

/s/ Bernhard Bruscha Bernhard Bruscha	Director	May 9, 2013

/s/ Bruce Edwards Bruce Edwards	Director	May 9, 2013

/s/ Paul Folino Paul Folino	Director	May 9, 2013

/s/ Hoshi Printer Hoshi Printer	Director	May 9, 2013

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Lantronix, Inc. 2013 Employee Stock Purchase Plan

4.2	Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan

4.3	Form of Stock Option Agreement under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan

4.4	Form of Restricted Stock Unit Award Agreement under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan

5.1	Opinion of Legal Counsel

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

23.2	Consent of McGladrey LLP

23.3	Consent of Legal Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this registration statement)

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